Exhibit 99.1

TOR Minerals International to Report Third Quarter 2008 Financial Results

CORPUS CHRISTI, Texas, October 20, 2008-- TOR Minerals International (Nasdaq: TORM) announced today that it will conduct its third quarter 2008 earnings conference call on Wednesday, November 12, 2008, at 5:00 p.m. EST, 4:00 p.m. CST.  The call will be led by Dr. Olaf Karasch, President and CEO of TOR Minerals.

The call will be available via webcast under the News section of the company's website, www.torminerals.com.  Interested parties may also access the conference call via telephone by dialing 877-407-9210.  Third quarter 2008 results will be released after the markets close on November 12, 2008.

Headquartered in Corpus Christi, Texas, TOR Minerals is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

Contact for Further Information
Dave Mossberg
Beacon Street Group, LLC
817 310-0051